                                                                       EXHIBIT 5

                [LETTERHEAD OF ALSTON & BIRD LLP APPEARS HERE]


                               February 27, 1997

XcelleNet, Inc.
5 Concourse Parkway
Suite 850
Atlanta, Georgia 30328

     Re:  Public Offering of Common Stock

Ladies and Gentlemen:

     This opinion is given in connection with the filing by XcelleNet, Inc., a Georgia corporation (the "Company"), of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the registration of 1,725,000 shares of the $.01 par value Common Stock of the Company (the "Shares"), consisting of up to 844,047 Shares to be sold by selling shareholders (the "Selling Shareholder Shares") and up to 880,953 Shares (the "Company Shares") to be sold by the Company if the underwriters' over-allotment option is exercised.

     We have examined such corporate records and documents as we deemed relevant and necessary to enable us to give the opinion set forth herein, including the Articles of Incorporation and Bylaws of the Company, as amended, and resolutions of the Board of Directors of the Company authorizing the actions to be taken.

     In conducting our examination we assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents.

     Based upon the foregoing, we are of the opinion that (i) the Selling Shareholder Shares are duly authorized, legally issued, fully paid and non-assessable under the Georgia Business Corporation Code as in effect on this date, and (ii) following the due execution and delivery of the Underwriting Agreement in the form of Exhibit 1 to the Registration Statement among the Company, certain Shareholders of the Company named in Part I of Schedule B thereto, and Robertson Stephens & Company LLC, Alex. Brown & Sons Incorporated and Punk, Ziegel & Knoell, L.P. as representatives of the several underwriters named in Schedule A thereto (the "Underwriting Agreement"), the Company Shares, when issued and sold to the several underwriters as provided in the Underwriting Agreement, will be duly authorized, legally issued, fully paid and non-assessable under the Georgia Business Corporation Code as in effect on this date.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. We further consent to the reference to our firm under the heading "Legal Matters" in the Prospectus which is a part of the Registration Statement.



                                             ALSTON & BIRD LLP


                                             By: ______________________